STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT (the "Agreement") dated as of October 4, 2000 between NATHAN Z. BISTRICER ("Seller"), and PHIBRO-TECH, INC., a Delaware corporation ("Purchaser") is made with reference to the following facts.

      A. Seller is the owner of 71.67 shares (the "Shares") of the Purchaser's Class B Common Stock, par value $.01 per share, and is one of the Management Stockholders party to that certain Stockholders Agreement dated as of February 21, 1995, as amended (the "Stockholders Agreement"), among the Purchaser and such Management stockholders;

      B. An Actual or Constructive Termination (as defined in the Stockholders Agreement) of the Seller's employment with the Company has occurred, and the Purchaser is obligated to purchase the Shares pursuant to and in accordance with the Stockholders Agreement; and

      C. Seller desires to sell to Purchaser, and Purchaser desires to buy from Seller, the Shares upon the terms and conditions set forth in this Agreement.

      The parties agree as follows:

      1. Sale and Purchase. On the Closing Date (as defined below), Seller shall sell, assign, transfer, convey and set over to Purchaser, all of Seller's right, title, and interest in the Shares for a purchase price equal to $855,000.00 ("Purchase Price"). Upon payment of the Purchase Price, all of Purchaser's obligations under the Stockholder's Agreement shall be satisfied in full.

      2. The Closing. The closing of the purchase and sale of the Shares shall occur upon the later to occur of (i) January 2, 2001, (ii) the execution and delivery this Agreement, and (iii) the date and time as of which all waiting periods and all of Seller's rights to withdraw, revoke or rescind his acceptance and execution of that certain General Release and Waiver of even date by Seller in favor of Purchaser shall have expired and terminated (such date being referred to as the "Closing Date"). On the Closing Date (a) Seller shall deliver to Purchaser one or more stock certificates representing the Shares, duly endorsed in blank for transfer, and (b) Purchaser shall pay the Purchase Price by delivery to Seller of certified or bank cashier's check or by wire transfer to an account designated by Seller. Notwithstanding anything herein to the contrary, Purchaser may, at its sole option and in its sole discretion, extend the payment of up to 50% of the purchase price for up to six (6) months with interest on the unpaid balance at the rate of 10% per annum from the Closing Date..

      3. Seller's Representations and Warranties. Seller makes the following representations and warranties to Purchaser, as of the date of this Agreement, which shall survive the Closing Date.

      (a) Seller is the true and lawful owner, both of record and beneficially, of the Shares, free and clear of any claims, liens, options, charges or other encumbrances whatsoever (except such as may exist pursuant to the Stockholders Agreement).

      (b) Seller has the unqualified right to sell, assign and deliver the Shares as provided in this Agreement.

      (c) From the date of this Agreement until the Closing Date, without the prior written consent of Purchaser, Seller shall not, either directly or indirectly, sell, assign, mortgage, hypothecate, transfer, pledge, create a security interest in or lien upon, encumber, give, place in trust, or otherwise voluntarily or involuntarily dispose of any of the Shares except as hereinafter permitted.

      (d) On the sale, transfer and delivery of the Shares by Seller to Purchaser in accordance herewith, Purchaser will acquire good and valid title to the Shares, free and clear of any claims, liens, options, charges or other encumbrances whatsoever.

      4. Purchaser's Representations and Warranties. Purchaser makes the following representations and warranties to Seller as of the date of this Agreement, which shall survive the Closing Date.

      (a) Purchaser has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement.

      (b) This Agreement is the legal, valid and binding obligation of Purchaser.

      5. Miscellaneous.

      (a) This Agreement, the Separation Agreement and the General Release, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, and negotiations between the parties with respect to the subject matter hereof, including Section 2(a) of the Severance Agreement and the Stockholders Agreement (but other than Section 2(b) and, if applicable, Section 2(c) of the Severance Agreement).

      (b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      (c) In the event of a dispute involving this Agreement or any other instrument executed in connection herewith, the parties hereto irrevocably agree that venue for such dispute shall lie in any court or competent jurisdiction in the County and State of New York.

      (d) The obligations of this Agreement shall bind and benefit the heirs, administrators, legal representatives, successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

                                   PHIBRO-TECH, INC.


                                   By:       /s/ Jack C. Bendheim
                                       -----------------------------------------
                                       Jack C. Bendheim, Chief Executive Officer

                                   By:      /s/ Nathan Z. Bistricer
                                       -----------------------------------------
                                            Nathan Z. Bistricer

                              SEPARATION AGREEMENT

      This SEPARATION AGREEMENT (this "Agreement") is made and is effective as of the Effective Date set forth herein, by and among NATHAN Z. BISTRICER ("Bistricer"), PHILIPP BROTHERS CHEMICALS, INC., a New York corporation ("the Company") and PHIBRO-TECH, INC., a Delaware corporation (the "Phibro-Tech"), having their principal place of business at One Parker Plaza, Fort Lee, New Jersey (collectively the "Companies").

      WHEREAS, Bistricer has faithfully and responsibly served the Company as Chief Financial Officer of the Company and an employee of Phibro-Tech for a period in excess of fifteen (15) years;

      WHEREAS, Bistricer and the Board of Directors of the Companies have determined that it is in the parties' best interests to formalize the terms and conditions of Bistricer's separation of employment to assure continued stability to both the Companies and Bistricer and to set forth herein the parties' respective rights and obligations;

      NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Separation Date. Bistricer's employment as an officer, director, and employee of the Company and Phibro-Tech and all related entities (the Company, Phibro-Tech, and their subsidiaries and affiliates being collectively referred to as the "Companies") will terminate effective as of the close of business on December 31, 2000 (the "Separation Date"), and the Company and Phibro-Tech agree to accept Bistricer's resignation from such positions effective as of the Separation Date. All communications and correspondence relating to Bistricer's separation of employment from the Companies shall make appropriate reference to such voluntary resignation.

      2. Effective Date. This Separation Agreement shall become effective upon the later to occur of: (a) the execution and delivery of (i) this Agreement,
(ii) the attached General Release and Waiver (the "General Release") and, (iii) the Stock Purchase Agreement between them of even date herewith (the "Stock Purchase Agreement"); and (b) the date and time as of which all waiting periods and all of Seller's rights to withdraw, revoke or rescind his acceptance and execution of the General Release shall have expired and terminated (such date being referred to as the "Closing Date" or the "Effective Date").

      3. Payment under Severance Agreement. Beginning as of January 1, 2001 and continuing through December 31, 2002, (the "Final Date"), the Company shall pay to Bistricer as severance, an amount equal to two (2) times the annual salary ($250,000.00 per year) then in effect on the effective date plus $16,070.00 in twenty-four (24) equal monthly installments. The Company shall make all appropriate deductions for taxes, benefits and the matters as if Bistricer had remained an employee. The Company shall also pay to Bistricer an amount equal to any bonus earned by Bistricer in the calendar year immediately preceding the Separation Date, all benefits including health and other insurance as may be permitted by law and other agreements, and Company car shall be continued through the Final Date except in the event Bistricer accepts other employment and receives such health or insurance benefits thereunder. In the event the Company is prevented from continuing such benefits by law, agreement or otherwise, the amount of each monthly payment to Bistricer shall be increased by the monthly value of the benefit or benefits as discontinued. The Company shall, within thirty (30) days of the Separation Date, pay to Bistricer an amount equal to the accrued but unused vacation days as of the Separation Date. The Company will also provide out-placement services to Bistricer at the provider of such services of Bistricer's choice for a period of up to six (6) months but not to exceed $15,000 in total costs and fees. Such payment shall be in full satisfaction and discharge of all the Company's obligations under Section 2(a) of that certain Severance Agreement dated February 21, 1995 between the Company and Bistricer (the "Severance Agreement"). Notwithstanding anything to the contrary herein, the termination of Bistricer's employment as of the Separation Date shall be deemed and treated for all purposes under the Severance Agreement and the Stockholders Agreement as the occurrence of an "Actual or Constructive Termination" (as defined in the Severance Agreement).

      4. Expense Reimbursement. The Company shall reimburse Bistricer for all of his reasonable business expenses incurred in the performance of his duties as an officer, director, and employee of the Company and all related entities, subject to the submission of expense statements and receipts evidencing such payments to the reasonable satisfaction of the Company.

      5. Health Benefits. Subsequent to the Final Date, Bistricer and his family shall be eligible to continue their medical and health insurance coverage benefits at their own expense, at standard non-subsidized rates, for the maximum period pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA). The Company agrees to timely provide the forms necessary to permit Bistricer and his family to elect to continue such insurance coverage prior to their expiration.

      6. Benefit Plans. From and after the Separation Date, Bistricer shall have such rights in and benefits under the Company's 401(k) Plan, and from and after the Final Date, Bistricer shall have such rights and benefits under The Retirement Plan of Philipp Brother Chemicals, Inc. and the Company's Deferred Compensation Plan and Trust, as are provided by the terms thereof. Consistent with the underlying Plans, the Companies will make all reasonable arrangements and process all forms necessary to provide for expeditious distribution of any and all vested benefits under such Plans, as requested by Bistricer.

      7. Return of Property. Bistricer agrees to return all property of the Company or any affiliate thereof, including but not limited to keys, correspondence, customer and mailing lists, files (in electronic or tangible form), documents, reports, equipment, computers and materials and other such property as may be in his possession.

      8. Confidentiality. This Agreement and the General Release, the terms and provisions thereof and the negotiations leading thereto, shall be and shall remain confidential. The parties shall maintain such confidentiality, and shall not reveal or discuss Bistricer's termination of employment other than as required in good faith in the ordinary course, as in seeking new employment or a successor, or with attorneys, accountants or tax advisors, or as required by applicable securities or other law or stock market or accounting requirements, or in other cases only with the prior written consent of the other party. Bistricer may advise potential employers, and the Companies agree to confirm, that Bistricer and the Companies amicably resolved their relationships and that Bistricer voluntarily resigned from his positions and employment with the Companies.

      9. Releases.

      (a) Except for any rights Bistricer may have under this Agreement, the Stock Purchase Agreement, and Section 2(b) and Section 2(c) of the Severance Agreement, Bistricer hereby releases the Companies as provided in the General Release.

      (b) Except for any rights it may have under this Agreement, the Stock Purchase Agreement, each of the Companies for itself and on behalf of its subsidiaries and affiliates forever releases and discharges Bistricer, his heirs, executors, administrators, legal representatives and successors from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, in tort, common law, statutory, federal, state, local or otherwise, and including but not limited to any claims for equitable relief, compensatory, punitive or other damages or expenses or for attorneys' fees, or costs or disbursements of any kind), which the Companies ever had, now have, or may hereafter have against Bistricer by reason of any action, omission, transaction, or occurrence occurring up to and including the Separation Date, in each case authorized by the Chairman of the Board of the Company or otherwise performed or omitted to be performed by Bistricer in good faith and in a manner which Bistricer reasonably believed to be in or not opposed to the best interests of the Companies and not unlawful. The Company and the Company covenant that, except for a proceeding brought to enforce the terms and provisions of this Agreement, the General Release, the Severance Agreement, the Stockholders Agreement, or the Stock Purchase Agreement, they will not at any time commence, maintain, prosecute, participate in as a party, or permit to be filed by any other person or entity on their behalf, any action, suit or proceeding (judicial, administrative, arbitral, or other) against Bistricer with respect to any act, event, or occurrence, or any alleged failure to act, occurring up to and including the Separation Date, in each case authorized by the Chairman of the Board of the Company or otherwise performed or omitted to be performed by Bistricer in good faith and in a manner which Bistricer reasonably believed to be in or not opposed to the best interests of the Companies and not unlawful. The Company and Phibro-Tech agree that if they violate this covenant by suing Bistricer or his heirs, executors, administrators, legal representatives or successors, the Companies will pay all costs and expenses of defending against the suit incurred by Bistricer or his heirs, executors, administrators, legal representatives or successors, including reasonable attorneys' fees. This paragraph does not apply to claims which the Companies may have, if any, that may arise out of the obligations of Bistricer specified in this Agreement, the General Release, the Severance Agreement, the Stock Purchase Agreement or Consulting Agreement.

      10 . Non-Competition; Restrictive Covenants; Confidentiality and Injunctive Relief.

      (a) Bistricer agrees that during the Term of this Agreement, without the prior written approval of the Chairman, the President or the Board of Directors of the Company, he will not directly or indirectly through any other person, firm or corporation, whether for himself or as agent on behalf of any such person, firm or corporation, whether as employee, consultant, principal, lender, partner, officer, director, stockholder or otherwise:

            (i) engage or participate in, or become employed by, or render any services in connection with, any business entity which is directly competitive with the Company; or

            (ii) solicit, entice or induce any employee of the Company or Phibro-Tech, to become employed or retained by any other person or entity; provided, however, that the foregoing provision will not prevent Bistricer from employing or offering to employ any such person who has been terminated by or resigned from the Company or an affiliate prior to the commencement of employment discussions between Bistricer and such employee, and Bistricer will be permitted to hire and offer to hire non-executive employees of the Company or any affiliate who are contacted as a result of the use of general newspaper or electronic advertisement and other general non-targeted recruitment techniques in the ordinary course of business and consistent with past practice as opposed to targeted solicitations of any one or more of the Companies' employees; or

            (iii) solicit, entice, or induce any client, customer, supplier or account of Phibro-Tech to terminate, reduce or phase out its contractual relationship or other relationship with Phibro-Tech; or

            (iv) make or utter dishonest statements or acts with respect to the Company or any subsidiary of the Company or act in a manner that is intended or understood to discredit or be detrimental to the reputation, character or standing of the Company or any of its subsidiaries; provided, that the making in good faith of honest misstatements or truthful statements shall not constitute a violation of this clause (iv); or

            (v) take any action or knowingly approve the taking of any action by any other person which is intended or could be reasonably expected to injure the business, properties, assets, condition (financial or otherwise) or prospects of the Company or Phibro-Tech or bring the Company or any officers thereof into disrepute.

      (b) Notwithstanding anything herein to the contrary, Bistricer may make passive investments in any enterprise which engages in a Competitive Business the shares of which are publicly traded if such investment constitutes less than five percent (5%) of the equity of such enterprise.

      (c) For purposes of this Agreement, the term "affiliate" shall mean, with respect to any person or entity, any person or entity which directly or indirectly controls, is controlled by or is under common control with (through ownership of more than 50% of the voting interests or otherwise), such person or entity, and the term "person" shall mean in individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization.

      (d) As used in this Agreement, "Confidential Information" means trade secrets or confidential information belonging to the Company or an affiliate to which Bistricer had access by virtue hereunder of his relationship with the Company and its affiliates; provided, however, that the confidential information and trade secrets shall not include any information generally known to persons in the industry or the public in general unless due to breach of Bistricer's duties under this Section 10. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by Bistricer in the course of Bistricer's employment by the Company, as well as other information to which Bistricer may have access in connection with Bistricer's employment. Confidential Information also includes the confidential information of others with which the Company has a business relationship.

      (e) At all times, now and hereafter, Bistricer will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be required in connection with any judicial or administrative proceeding or inquiry, provided that the Company shall have been given prior written notice of such disclosure.

      (f) Bistricer recognizes that the Company possess a proprietary interest in the Confidential Information and has the exclusive right to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts contained therein to the exclusion of Bistricer, except as otherwise agreed between the Company and Bistricer in writing.

      (g) The parties acknowledge that the time, scope, geographic area and other provisions of this Section 10 have been specifically negotiated by sophisticated parties and agree that (i) all such provisions are reasonable under the circumstances of this Agreement, (ii) are given as an integral and essential part of this Agreement and (iii) but for the covenants of each of Bistricer and of the Company contained in this

Section 10, neither the Company nor Bistricer would have entered into this Agreement. Each of the Company and Bistricer has independently consulted with its or his counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the business to be conducted by the Company and its subsidiaries and affiliates, and represents that this Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.

      (h) The provisions of this Section 10 shall survive the termination of this Agreement, irrespective of the reason therefor.

      (i) The provisions of the Employee Invention and Secrecy Agreement dated January 1, 1991, annexed hereto as Exhibit A ("Employee Secrecy Agreement"), shall remain effective to the extent provided therein.

      (j) Bistricer acknowledges that the Confidential Information is of a special, unique and extraordinary character and is of commercial value to the business of the Company and/or its subsidiaries. By reason of the foregoing, Bistricer consents and agrees that the consequences of any breach of Section 10 may not be fully compensable in damages and, therefore, in addition to any other remedies which the Company may have under this Agreement at law or equity or otherwise, any or all of which shall be available to the Company, the Company and/or any affiliates shall be entitled to apply (without the necessity of posting any bond) to any court of competent jurisdiction for an injunction restraining Bistricer or any other party from committing or continuing any such violation (or participating therein) of this Agreement.

      11. Indemnification. The Companies shall continue any indemnification obligations arising by statute, or under any directors and officers' liability insurance policy covering Bistricer, in each case to the same extent as other directors and officers remain covered from time to time, or the Certificate of Incorporation or Bylaws of any of the Companies in effect as of the Separation Date. The Companies agree that if Bistricer is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a stockholder, director, officer or employee of any of the Companies or is or was serving at the request of the Companies as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Bistricer's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Bistricer shall be indemnified and held harmless by the Companies to the fullest extent legally permitted or authorized by the Companies' certificates of incorporation or bylaws or resolutions of such Company's Board of Directors, against all cost, expense, liability and loss (including, without limitation, reasonable attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement with the approval of the Company) reasonably incurred or suffered by Bistricer in connection therewith, and such indemnification shall continue as to Bistricer even if he has ceased to be a director, officer, member, employee or agent of either of the Companies or other entity and shall inure to the benefit of his heirs, executors, administrators, legal representatives or successors, in each case to the same extent as other directors and officers remain covered from time to time. The Companies shall advance to Bistricer all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Companies of a written request for such advance, accompanied by an undertaking by Bistricer to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. Bistricer shall be entitled to indemnification under this Section so long as he meets the standard of conduct specified in Section 145 of the Delaware General Corporation Law or Section 1022 of the New York Business Corporation Law, as the case may be. In addition, the Companies hereby agree to indemnify and hold Bistricer, and his heirs, executors, administrators, legal representatives, successors and assigns, harmless from and against any and all claims, loss, damage, liability, cost or expense, including but not limited to reasonable attorneys' fees, incurred in defense of any such claim, arising out of or related to Bistricer's positions and employment with the Companies and the Companies' business, including but not limited to actions or claims against the Companies for copyright infringement or securities violations, other than in respect of the embezzlement or misappropriation of funds of the Companies or other acts of fraud against the Companies.

      12. General Indemnification. The parties hereto hereby agree to indemnify each other for all damages and loss (including without limitation, costs and expenses of litigation and reasonable attorneys' fees) resulting from a breach of this Agreement by the other party.

      13. Benefit. This Agreement shall bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of Bistricer and the successors and assigns of the Companies.

      14. Entire Agreement; Paragraph Titles. This Agreement, the General Release and the Stock Purchase Agreement contain the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all prior agreements or understandings, oral or written, between the parties with respect to the subject matter hereof and thereof (other than Section 2(b) and, if applicable, Section 2(c) of the Severance Agreement). This Agreement may not be modified other than by a writing signed on behalf of both parties. In executing this Agreement, neither party is relying upon any statement or representation beyond this Agreement or the General Release, the Stock Purchase Agreement or the Consulting Agreement. Paragraph headings are included in this Agreement for reference only, are not part of this Agreement, and do not in any way modify any of the terms of this Agreement.

      15. No Admission. Nothing contained in this Separation Agreement or in the General Release, nor the furnishing of the consideration for the Separation Agreement and General Release, shall be deemed or construed at any time to be an admission by either Bistricer or the Companies of any improper or unlawful conduct.

      16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement this 4th day of October, 2000.


                                               PHIBRO-TECH, INC.

                                               By:   /s/ Jack C. Bendheim
                                                   ----------------------------
                                                     Jack C. Bendheim

                                                     /s/ Nathan Z. Bistricer
                                               ---------------------------------
                                                     Nathan Z. Bistricer


                                               PHILIPP BROTHERS CHEMICALS, INC.

                                               By:   /s/ Jack C. Bendheim
                                                   -----------------------------
                                                     Jack C. Bendheim

                           GENERAL RELEASE AND WAIVER

      I understand that my active employment with PHILIPP BROTHERS CHEMICALS, INC., A New York corporation ("PBC") and PHIBRO-TECH, INC., a Delaware corporation ("Phibro-Tech"), terminated effective as of December 31, 2000. I understand that in consideration for my agreement to the following terms of this General Release and Waiver, I will receive compensation and/or benefits described in the Separation Agreement (the "Separation Agreement") between me and PBC and Phibro-Tech and PBC of even date which is attached hereto and which is hereby incorporated herein and made a part of this General Release and Waiver.

      1. I understand and agree that I will not receive the compensation and/or benefits specified in the Separation Agreement unless I execute this General Release and Waiver.

      2. I understand that I may revoke this General Release and Waiver for a period of seven (7) days following the date I execute this General Release and Waiver. Any revocation within this period should be submitted in writing to Phibro-Tech and PBC and state "I hereby revoke my agreement to the General Release and Waiver." The revocation must be personally delivered, or mailed and post marked within seven (7) days of the execution of this General Release and Waiver. This General Release and Waiver shall not become effective or enforceable until the revocation period has expired.

      3. Except as otherwise set forth in this General Release and Waiver and in the Separation Agreement, and except for any and all rights and obligations created by this General Release and Waiver and the Separation Agreement, and those arising under or in connection with Section 2(b) of the Severance Agreement dated February 21, 1995 (the "Severance Agreement"), and the Stock Purchase Agreement of even date herewith between me and Phibro-Tech ("Stock Purchase Agreement"), and any indemnification obligations arising by statute or under any directors and officers' liability insurance policy, the Certificate of Incorporation or Bylaws of Phibro-Tech or PBC or any affiliate in effect from time to time, I knowingly and voluntarily release and forever discharge Phibro-Tech and PBC and all of their parents, affiliates and subsidiaries, and their employees, shareholders, officers and directors (hereinafter "Releasees") from any and all claims known and unknown, which I, my heirs, executors, administrators and assigns may have, including but not limited to, any claim that arises out of my employment with or the termination of my employment with PBC and Phibro-Tech; or any allegation, claim or violation arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; the Older Workers Benefits Protection Act; the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act, or their state or local counterparts; the New Jersey Law Against Discrimination; the Conscientious Employee Protection Act; and any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; for wrongful discharge; breach of contract, infliction of emotional distress, or defamation; or arising under any policies, practices or procedures of Phibro-Tech; or any claim for costs, fees or other expenses, including attorneys' fees, incurred in these matters.

      4. I agree not to file any charge or complaint on my own behalf, based upon claims arising from, or attributable in any way to, my employment with or separation from PBC and Phibro-Tech, before any federal, state or local court, or administrative agency, or to participate in any such charge or complaint which may be made by any other person or organization on my behalf. I also agree to withdraw and/or dismiss any such pending charges or complaints.

      5. Notwithstanding the provisions of paragraphs 3 and 4 above, this General Release and Waiver shall not act as a release of the obligations of PBC or Phibro-Tech specified in the Separation Agreement, Section 2(b) and, if applicable, Section 2(c) of the Severance Agreement, or the Stock Purchase Agreement.

      6. I acknowledge that I have been advised I have twenty-one (21) days to consider this General Release and Waiver. I acknowledge that PBC and Phibro-Tech have advised me in writing of my right to consult with an attorney regarding the legal consequences of this General Release and Waiver and that I have had an opportunity to discuss the terms of this General Release and Waiver with an attorney. I understand the legal consequences of this General Release and Waiver.

      7. I agree that neither this General Release and Waiver, nor the furnishing of the consideration for this General Release and Waiver, shall be deemed or construed at any time to be an admission by PBC, Phibro-Tech or myself of any improper or unlawful conduct.

      8. I agree that if I violate this General Release and Waiver by suing PBC or Phibro-Tech or those associated with them, I will pay all costs and expenses of defending against the suit incurred by Phibro-Tech or those associated with them, including reasonable attorneys' fees. This paragraph does not apply to claims which I may have, if any, that may arise out of the obligations of PBC and Phibro-Tech specified in the Separation Agreement, the Severance Agreement, the Stockholders Agreement, or the Stock Purchase Agreement.

      9. I agree that this General Release and Waiver is confidential and agree not to disclose any information regarding the terms of this General Release and Waiver, except to my attorneys, accountants or tax advisors, or as required by applicable securities or other law or stock market or accounting requirements, or in other cases only with the prior written consent of the other party.

BY SIGNING THIS GENERAL RELEASE AND WAIVER, I STATE THAT:

      A. I HAVE READ IT.

      B. I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF' THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; THE NEW JERSEY LAW AGAINST DISCRIMINATION; THE CONSCIENTIOUS EMPLOYEE PROTECTION ACT; AND UNDER ALL OTHER STATUTES AND LAWS AS MORE PARTICULARLY DESCRIBED IN THIS GENERAL RELEASE AND WAIVER, AND PURSUANT TO ANY OTHER AGREEMENTS OR CONTRACTS I MAY HAVE WITH PHIBRO-TECH (EXCEPT AS EXCLUDED AS PROVIDED HEREINABOVE).

      C. I AGREE WITH EVERYTHING IN IT.

      D. I HAVE BEEN ADVISED OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT.

      E. I HAVE BEEN GIVEN WHAT I CONSIDER A SUFFICIENT PERIOD OF TIME TO REVIEW AND CONSIDER THIS GENERAL RELEASE AND WAIVER BEFORE SIGNING IT; AND I UNDERSTAND THAT FOR A PERIOD OF SEVEN (7) DAYS AFTER SIGNING IT, I MAY REVOKE MY ACCEPTANCE OF IT IN THE MANNER PROVIDED IN THIS WAIVER AND RELEASE.

      F. I HAVE SIGNED THIS GENERAL RELEASE AND WAIVER KNOWINGLY AND
VOLUNTARILY.

      G. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE AND WAIVER MAY NOT BE AMENDED, WAIVED, CHANGED, OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF PHIBRO-TECH.

Dated: ______________________,2000

STATE OF ____________________)
                             : ss.
COUNTY OF ___________________)

      I certify that on__________________, 2000, Nathan Z. Bistricer personally came before me and acknowledged under oath, to my satisfaction, that this person:

      (a) is named in and personally signed this document; and

      (b) signed, sealed and delivered this document as his act and deed.


                                                ________________________________
                                                Nathan Z. Bistricer


__________________________
Notary Public